As filed with the Securities and Exchange Commission on November 24, 2025

1933 Act File No. 333-288898

1940 Act File No. 811-24107

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Founder Funds Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See below

(I.R.S. Employer Identification No.)

25 Highland Park Village, Suite 100-587

Dallas, TX 75205

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Founders 100 ETF	Cboe BZX Exchange, Inc.	33-3317525

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-288898

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the shares of beneficial interest of the Founders 100 ETF is incorporated herein by reference to the description contained in Post-Effective Amendment No. 1 under the Securities Act of 1933, as amended, and Amendment No. 1 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-288898 and 811-24107), filed pursuant to Rule 485(b) with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on November 24, 2025.

Item 2. Exhibits

Included in Post-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-288898; 811-24107), as filed on November 24, 2025, and incorporated herein by reference:

1.	The Trust’s Certificate of Trust, included as Exhibit (a)(1)
2.	The Trust’s Agreement and Declaration of Trust, included as Exhibit (a)(2)
3.	The Trust’s By-Laws, included as Exhibit (b)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 24, 2025

Founder Funds Trust

By: /s/ Michael C. Monaghan

Michael C. Monaghan

President